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                                                                   EXHIBIT 23(e)

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP


         To the Board of Directors of First Community Bancshares, Inc.:

We are aware of the incorporation by reference in the Registration Statement (Form S-4 No. 333-xxx) of First Community Bancshares, Inc. for the registration of 435,000 shares of its common stock of our report dated July 17, 2000 relating to the unaudited consolidated interim financial statements of First Community Bancshares, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2000.


                                                  /s/ Ernst & Young LLP
                                                  ---------------------

Charleston, West Virginia
September 5, 2000